Exhibit (h)(14)

NEUBERGER BERMAN EQUITY FUNDS

Neuberger Emerging markets equity Fund

NEUBERGER EQUITY INCOME FUND

NEUBERGER focus FUND

NEUBERGER genesis Fund

NEUBERGER international equity Fund

NEUBERGER international SELECT Fund

NEUBERGER INTRINSIC VALUE FUND

NEUBERGER LARGE CAP GROWTH Fund

NEUBERGER LARGE CAP VALUE Fund

NEUBERGER Mid cap growth Fund

NEUBERGER MID CAP INTRINSIC VALUE Fund

Neuberger Multi-cap opportunities fund

NEUBERGER QUALITY Equity FUND

NEUBERGER real estate Fund

neuberger small cap growth FUND

NeuBERGER u.s. eQUITY IMPACT FUND

1290 Avenue of the Americas

New York, New York 10104

December 12, 2025

Neuberger Berman Investment Advisers LLC

1290 Avenue of the Americas

New York, New York 10104

Dear Ladies and Gentlemen:

Neuberger Emerging Markets Equity Fund, Neuberger Equity Income Fund, Neuberger Focus Fund, Neuberger Genesis Fund, Neuberger International Equity Fund, Neuberger International Select Fund, Neuberger Intrinsic Value Fund, Neuberger Large Cap Growth Fund, Neuberger Large Cap Value Fund, Neuberger Mid Cap Growth Fund, Neuberger Mid Cap Intrinsic Value Fund, Neuberger Multi-Cap Opportunities Fund, Neuberger Quality Equity Fund, Neuberger Real Estate Fund, Neuberger Small Cap Growth Fund, and Neuberger U.S. Equity Impact Fund (each, a “Fund”) are series of Neuberger Berman Equity Funds, a Delaware statutory trust (“Trust”).

You hereby agree, from December 18, 2025 until each date noted on Schedule A (each a “Limitation Period”), to waive fees and/or reimburse annual operating expenses (excluding interest, brokerage commissions, taxes including any expenses relating to tax reclaims, acquired fund fees and expenses, dividend and interest expenses relating to short sales, and extraordinary expenses, if any) (“Operating Expenses”) of each Fund’s respective Classes noted on Schedule A (each a “Class”) so that the Operating Expenses of each Fund’s respective Classes are limited to the respective rate per annum, as noted on Schedule A, of that Class’s average daily net assets (each an “Expense Limitation”). Commitment fees relating to borrowings are treated as interest for purposes of this section.

Each Fund agrees to repay you out of assets attributable to its respective Class noted on Schedule A for any fees waived by you under an Expense Limitation or any Operating Expenses you reimburse in excess of an Expense Limitation, provided that the repayment does not cause that Class’ Operating Expenses to exceed the expense limitation in place at the time the fees were waived and/or the expenses were reimbursed, or the expense limitation in place at the time the Fund repays you, whichever is lower. Any such repayment must be made within three years after the year in which you incurred the expense.

You understand that you shall look only to the assets attributable to the respective Class of the applicable Fund for performance of this Agreement and for payment of any claim you may have hereunder, and neither any other series of the Trust or class of the applicable Fund, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future, shall be personally liable therefor.

This Agreement is made and to be performed principally in the State of New York, and except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York. Any amendment to this Agreement shall be in writing signed by the parties hereto, and requires approval of the Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as that term is defined in the Investment Company Act of 1940. This Agreement supersedes any prior agreement with respect to the subject matter hereof as of December 18, 2025.

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.

Very truly yours,

NEUBERGER BERMAN EQUITY FUNDS,
on behalf of
Neuberger Emerging markets equity Fund
NEUBERGER EQUITY INCOME FUND
NEUBERGER focus FUND
NEUBERGER genesis Fund
NEUBERGER international equity Fund
NEUBERGER international sELECT Fund
NEUBERGER INTRINSIC VALUE FUND
NEUBERGER lARGE CAP GROWTH Fund
NEUBERGER lARGE CAP VALUE Fund
NEUBERGER Mid cap growth Fund
NEUBERGER MID CAP INTRINSIC VALUE Fund
Neuberger multi-cap opportunities fund
NEUBERGER QUALITY Equity FUND
NEUBERGER real estate Fund
neuberger small cap growth FUND
NEUBERGER U.S. EQUITY IMPACT FUND

By:	/s/ Joseph V. Amato

Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted as of December 12, 2025.

NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:	/s/ Joseph V. Amato

Title:	President and Chief Investment Officer -- Equities

SCHEDULE A

Fund	Class	Limitation Period	Expense Limitation
Emerging Markets Equity	A	08/31/2029	1.50%
	C	08/31/2029	2.25%
	Institutional	08/31/2029	1.25%
	R3	08/31/2029	1.91%
	R6	08/31/2029	1.15%

Equity Income	A	08/31/2029	1.16%
	C	08/31/2029	1.91%

	Institutional	08/31/2029	0.80%
	R3	08/31/2029	1.41%

Focus	Trust	08/31/2029	1.50%
	Advisor	08/31/2029	1.50%
	Institutional	08/31/2029	0.75%
	A	08/31/2029	1.11%
	C	08/31/2029	1.86%

Genesis	Trust	08/31/2029	1.50%
	Advisor	08/31/2029	1.50%
	Institutional	08/31/2029	0.85%
	A	08/31/2029	1.21%
	C	08/31/2029	1.96%
	R6	08/31/2029	0.75%
	R3	08/31/2029	1.51%

International Equity	Institutional	08/31/2029	0.85%
	Investor	08/31/2029	1.40%
	Trust	08/31/2029	2.00%
	A	08/31/2029	1.21%
	C	08/31/2029	1.96%
	R6	08/31/2029	0.75%

International Select	Trust	08/31/2029	1.15%
	Institutional	08/31/2029	0.80%
	A	08/31/2029	1.16%
	C	08/31/2029	1.91%
	R3	08/31/2029	1.41%
	R6	08/31/2029	0.70%

Intrinsic Value	Institutional	08/31/2029	1.00%
	A	08/31/2029	1.36%
	C	08/31/2029	2.11%
	R6	08/31/2029	0.90%

Large Cap Growth	Trust	08/31/2029	1.50%
	Advisor	08/31/2029	1.50%
	Institutional	08/31/2029	0.75%
	A	08/31/2029	1.11%
	C	08/31/2029	1.86%
	R3	08/31/2029	1.36%
	R6	12/31/2026	0.55%

Fund	Class	Limitation Period	Expense Limitation
	R6	01/01/2027- 08/31/2029	0.65%

Large Cap Value	Trust	08/31/2029	1.50%
	Advisor	08/31/2029	1.50%
	Institutional	08/31/2029	0.70%
	A	08/31/2029	1.11%
	C	08/31/2029	1.86%
	R3	08/31/2029	1.36%
	R6	08/31/2029	0.60%

Mid Cap Growth	Trust	08/31/2029	1.50%
	Advisor	08/31/2029	1.50%
	Institutional	08/31/2029	0.75%
	A	08/31/2029	1.11%
	C	08/31/2029	1.86%
	R3	08/31/2029	1.36%
	R6	08/31/2029	0.65%

Mid Cap Intrinsic Value	Investor	08/31/2029	1.50%
	Trust	08/31/2029	1.25%
	Institutional	08/31/2029	0.85%
	A	08/31/2029	1.21%
	C	08/31/2029	1.96%
	R3	08/31/2029	1.46%
	R6	08/31/2029	0.75%

Multi-Cap Opportunities	Institutional	08/31/2029	1.00%
	A	08/31/2029	1.36%
	C	08/31/2029	2.11%
Quality Equity	Trust	08/31/2029	1.50%
	Institutional	08/31/2029	0.75%
	A	08/31/2029	1.11%
	C	08/31/2029	1.86%
	R3	08/31/2029	1.36%
	R6	08/31/2029	0.65%

Real Estate	Trust	08/31/2029	1.50%
	Institutional	08/31/2029	0.85%
	A	08/31/2029	1.21%
	C	08/31/2029	1.96%
	R3	08/31/2029	1.46%
	R6	08/31/2029	0.75%

Small Cap Growth	Investor	08/31/2029	1.30%
	Trust	08/31/2029	1.40%
	Advisor	08/31/2029	1.60%
	Institutional	08/31/2029	0.90%
	A	08/31/2029	1.26%
	C	08/31/2029	2.01%
	R3	08/31/2029	1.51%
	R6	08/31/2029	0.80%

U.S. Equity Impact	A	08/31/2029	1.26%
	C	08/31/2029	2.01%
	Institutional	08/31/2029	0.90%